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                                                                  EXHIBIT 23.4

BARBIER FRINAULT & ASSOCIES                             PGA
Membre d'Arthur Andersen & Co, SC                    Tour Franklin
       Tour Gan - Cedex 13               101, Terrasse Boieldieu - Cedex 11
     92082 Paris-La Defense 2                 92082 Paris-La Defense 8


As independant accountants, we hereby consent to the incorporation by reference in the registration statement of Service Corporation International, on Form S-8 and the related Prospectus to be filed January 12, 1996, of our report dated April 6, 1995 on our audits of the consolidated financial statements of Omnium de Gestion et de Financement S.A. as of December 31, 1994 and 1993, and for the two years then ended, which report is included in Form 8-K dated September 5, 1995.


Paris-La Defense, France,
January 11, 1996



     /s/ CHRISTIAN CHOCHON                           /s/ BRUNO BIZET
---------------------------------             -------------------------------
BARBIER FRINAULT & ASSOCIES                                 PGA
       Christian Chochon                                 Bruno Bizet